UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2017

INTELLIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37766	36-4785571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Erie Street, Suite 130, Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 285-6200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On July 24, 2017, Intellia Therapeutics, Inc. (the “Company”) elected Moncef Slaoui, Ph.D. and Frank Verwiel, M.D. as class II directors, with terms expiring at the 2018 annual meeting of stockholders.

Dr. Slaoui retired from GlaxoSmithKline (GSK) in June 2017, where he served on the company’s executive team and board of directors. During his nearly 30-year career at GSK, Dr. Slaoui held positions of increasing responsibility including from 2006 to 2015 as Chairman of Global Research & Development and from 2009 to 2017 as Chairman of Vaccines. Dr. Slaoui was appointed to GSK’s board of directors in 2006. Dr. Slaoui was recently elected to the board of directors of SutroVax Inc., a privately held biopharmaceutical company, and is a member of the advisory board of the Qatar Foundation. He was previously a director of the Biotechnology Innovation Organization and, until 2016, was a member of the National Institutes of Health’s Advisory Committee. Dr. Slaoui received his Ph.D. in molecular biology and immunology from the Universite libre de Bruxelles Belgium and completed post-doctoral studies at Harvard Medical School and Tufts University of Medicine in Boston.

Dr. Verwiel was the President and Chief Executive Officer of Aptalis Pharma Inc. from 2005 to 2014, where he also served on the board of directors. He currently serves as a member of the board of directors of Achillion Pharmaceuticals, Inc., a pharmaceutical company, Avexis, Inc., a biotechnology company, Bavarian Nordic A/S, a biotechnology company, and ObsEva S.A., a pharmaceutical company. Dr. Verwiel previously served on the board of directors of InterMune, Inc. from 2012 to 2014 and was a director of the Biotechnology Innovation Organization. Dr. Verwiel received an M.D. from Erasmus University, Rotterdam, The Netherlands and his M.B.A. from INSEAD in Fontainebleau, France.

With the addition of Drs. Slaoui and Verwiel, the Company’s Board of Directors updated the membership of its committees. Dr. Verwiel was elected to the Board’s Audit Committee and Nominating and Corporate Governance Committee, succeeding Carl Gordon, Ph.D. on the Audit Committee and Jean-François Formela, M.D. on the Nominating and Corporate Governance Committee.

Dr. Slaoui was elected to the Compensation Committee, succeeding Dr. Gordon, and the Board of Director’s newly formed Science & Technology Committee, which he will chair. The Science and Technology Committee was created by the Board of Directors in recognition of the breadth of scientific opportunities in the field of genome editing. The Science & Technology Committee’s role is to assist the Board of Directors in its role of providing oversight to the Company’s research and development activities and scientific strategy. Members of the Science & Technology Committee, in addition to Dr. Slaoui, are Dr. Formela and John M. Leonard, M.D. Non-employee members of the Science & Technology Committee will be paid an annual fee of $5,000; the chairperson of the Science & Technology Committee will be paid an annual fee of $10,000.

Neither Dr. Slaoui nor Dr. Verwiel have any family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Drs. Slaoui or Verwiel and any other person pursuant to which either was elected as a director of the Company.

In accordance with the Company’s director compensation program, Dr. Slaoui will receive (i) an annual cash retainer of $35,000 for service on the Board, (ii) an annual cash retainer of $10,000 for service as the chairperson of the Science and Technology Committee of the Board and (iii) an annual cash retainer of $5,000 for service on the Compensation Committee of the Board, each of which is payable quarterly in arrears. Dr. Verwiel will receive (i) an annual cash retainer of $35,000 for service on the Board, (ii) an annual cash retainer of $7,500 for service on the Audit Committee of the Board and (iii) an annual cash retainer of $3,500 for service on the Nominating and Corporate Governance Committee of the Board. In addition, under the Company’s director compensation program, upon his election as a director, each of Dr. Slaoui and Dr. Verwiel were granted an option on July 25, 2017 to purchase 38,000 shares of the Company’s common stock at an exercise price per share of $16.91. Each of these options vests as to 33 1/3% of the total award one year after the date of grant and thereafter in substantially equal quarterly installments during the three years following the grant date, subject to continued service through such date, and becomes exercisable in full upon the occurrence of a change in control of the Company.

Also in connection with their election to the Board, Drs. Slaoui and Verwiel will enter in to the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.6 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-210689) filed with the Securities and Exchange Commission on April 27, 2016. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Dr. Slaoui and Dr. Verwiel for some expenses, including attorneys’ fees, judgments, fines and settlement amounts respectively incurred by them in any action or proceeding arising out of their respective service as one of our directors.

In addition, on July 21, 2017, Dr. Gordon provided written notice to the Company that he plans to resign from the Board and all committees of the Board, effective as of July 25, 2017. Dr. Gordon’s decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

A copy of the Company’s press release announcing these Board changes is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press release issued by the Company on July 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2017	Intellia Therapeutics, Inc.

	By:	/s/ Nessan Bermingham
Nessan Bermingham, Ph.D.
President and Chief Executive Officer